UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2005

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

On November 15, 2005, SL Green Realty Corp. (NYSE: SLG) issued a press release announcing that it and SITQ, a subsidiary of the Caisse de depot et placement du Québec had completed a recapitalization of 1515 Broadway, a midtown Manhattan property acquired by the joint venture in May 2002.  The joint venture has obtained $625 million in financing in the form of a three-year loan bearing interest at LIBOR plus 90 basis points from Lehman Brothers and Wachovia Bank, the existing lenders.

The recapitalization allows SL Green to exceed the performance thresholds established with SITQ, resulting in an increased economic stake in the property from 55% to approximately 68.5%. SL Green will use its portion of the refinancing proceeds to repay its unsecured revolving credit facility and for general corporate purposes.

Item 9.01.                                          Financial Statements and Exhibits

99.1                                                                           Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

	By:	/S/ Gregory F. Hughes
	Name:	Gregory F. Hughes
	Title:	Chief Financial Officer

Date: November 16, 2005